Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES FINANCIAL RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2025
BANNOCKBURN, IL., April 29, 2025 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the first quarter ended March 31, 2025.
First Quarter 2025 Financial Highlights
•Net revenue of $1,333.0 million, up 16.3% compared to $1,146.1 million in the first quarter of 2024
•Gross profit of $263.1 million, or 19.7% of net revenue, up 10.3% compared to $238.5 million, or 20.8% of net revenue, in the first quarter of 2024
•Net income of $46.7 million, compared to net income of $44.8 million, in the first quarter of 2024 and diluted earnings per share of $0.28, up 7.7% compared to diluted earnings per share of $0.26 in the first quarter of 2024
•Adjusted net income of $67.1 million, compared to adjusted net income of $61.6 million in the first quarter of 2024 and adjusted diluted earnings per share of $0.40, up 14.3% compared to adjusted diluted earnings per share of $0.35 in the first quarter of 2024
•Adjusted EBITDA of $111.8 million, up 13.7% compared to $98.3 million in the first quarter of 2024
•Cash used in operating activities of $7.2 million, compared to cash used in operating activities of $68.8 million in the first quarter of 2024
•Repurchased approximately $100.0 million of stock in the first quarter of 2025
John C. Rademacher, Chief Executive Officer, commented, “The Option Care Health team’s execution in a dynamic environment produced another great quarter of results. Overall, we expect 2025 to be a productive year as we continue to invest for future growth to further expand patient access to quality care.”
Updated Full Year 2025 Financial Guidance
For the full year 2025, Option Care Health now expects to generate:
•Net revenue of $5.4 billion to $5.6 billion
•Adjusted diluted earnings per share of $1.61 to $1.70
•Adjusted EBITDA of $455 million to $470 million
•Cash flow from operations of at least $320 million
•Effective tax rate of 25% - 27%
•Net interest expense of approximately $55 million to $60 million

Conference Call
Option Care Health will host a conference call to discuss its first quarter 2025 financial results later today at 8:30 a.m. ET. The conference call can be accessed via a live audio webcast that will be available online at investors.optioncarehealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 8,000 team members including more than 5,000 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and team members. To learn more, please visit our website at optioncarehealth.com.
Investor Contact

Mike Shapiro
Chief Financial Officer
T: (312) 940-2538
mike.shapiro@optioncare.com

Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we may make regarding future revenues, future earnings, regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: changes in laws and regulations applicable to our business model; changes in market conditions and receptivity to our services and offerings; pending and future litigation; potential liability for claims not covered by insurance; and loss of relationships with managed care organizations and other non-governmental third party payers. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our periodic reports as filed with the SEC.
Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted net income, Adjusted EBITDA and Adjusted earnings per share ("Adjusted EPS"), which are non-GAAP financial measures. These adjusted measures are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, earnings per share, or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definitions of Adjusted net income, Adjusted EBITDA, and Adjusted EPS may not be comparable to similarly titled non-GAAP financial measures reported by other companies. As defined by the Company: (i) Adjusted net income represents net income before intangible asset amortization expense, stock-based compensation expense, and restructuring, acquisition, integration and other expenses, net of tax adjustments, (ii) Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, and restructuring, acquisition, integration and other expenses, and (iii) Adjusted earnings per share represents Adjusted net income divided by weighted average common shares outstanding, diluted. As part of restructuring, acquisition, integration and other expenses, the Company may incur significant charges such as the write down of certain long‑lived assets, temporary redundant expenses, professional fees, certain litigation expenses and reserves related to acquired businesses, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that these adjusted measures provide useful supplemental information regarding the performance of Option Care Health’s business operations and facilitate comparisons to the Company’s historical operating results. We have not reconciled Adjusted EBITDA or Adjusted diluted earnings per share guidance to net income as management believes creation of this reconciliation would not be practicable due to the uncertainty regarding, and potential variability of, material reconciling items. Full reconciliations of each adjusted measure to the most comparable GAAP financial measure are set forth below.

  Schedule 1

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)(UNAUDITED)

	March 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$171,372	$412,565
Accounts receivable, net	476,649	409,733
Inventories	369,034	388,131
Prepaid expenses and other current assets	82,320	112,198
Total current assets	1,099,375	1,322,627

NONCURRENT ASSETS:
Property and equipment, net	131,264	127,367
Intangible assets, net	24,427	16,993
Referral sources, net	312,586	284,017
Goodwill	1,605,930	1,540,246
Other noncurrent assets	134,931	130,493
Total noncurrent assets	2,209,138	2,099,116
TOTAL ASSETS	$3,308,513	$3,421,743

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$528,848	$610,779
Other current liabilities	184,816	169,367
Total current liabilities	713,664	780,146

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,104,160	1,104,641
Other noncurrent liabilities	139,855	132,718
Total noncurrent liabilities	1,244,015	1,237,359
Total liabilities	1,957,679	2,017,505

STOCKHOLDERS’ EQUITY	1,350,834	1,404,238
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,308,513	$3,421,743

Schedule 2

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)(UNAUDITED)

	Three Months Ended March 31,
	2025	2024
NET REVENUE	$1,332,972	$1,146,052
COST OF REVENUE	1,069,920	907,552
GROSS PROFIT	263,052	238,500

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	168,118	154,742
Depreciation and amortization expense	15,746	14,728
Total operating expenses	183,864	169,470
OPERATING INCOME	79,188	69,030

OTHER INCOME (EXPENSE):
Interest expense, net	(13,231)	(13,202)
Other, net	(2,401)	1,127
Total other expense	(15,632)	(12,075)

INCOME BEFORE INCOME TAXES	63,556	56,955
INCOME TAX EXPENSE	16,814	12,164
NET INCOME	$46,742	$44,791

Earnings per share, basic	$0.28	$0.26
Earnings per share, diluted	$0.28	$0.26

Weighted average common shares outstanding, basic	165,460	173,928
Weighted average common shares outstanding, diluted	166,804	175,624

Schedule 3

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)(UNAUDITED)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$46,742	$44,791
Adjustments to reconcile net income to net cash used in operations:
Depreciation and amortization expense	16,373	15,305
Other non-cash adjustments	17,642	21,097
Changes in operating assets and liabilities:
Accounts receivable, net	(56,788)	(195,992)
Inventories	21,790	32,056
Prepaid expenses and other current assets	28,444	4,878
Accounts payable	(88,101)	59,223
Accrued compensation and employee benefits	(14,458)	(49,884)
Other	21,142	(258)
Net cash used in operating activities	(7,214)	(68,784)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(9,371)	(5,820)
Business acquisitions, net of cash acquired	(117,322)	—
Net cash used in investing activities	(126,693)	(5,820)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of company stock, and related excise taxes	(100,222)	(40,050)
Other financing cash flows	(7,064)	(9,682)
Net cash used in financing activities	(107,286)	(49,732)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(241,193)	(124,336)
Cash and cash equivalents - beginning of the period	412,565	343,849
CASH AND CASH EQUIVALENTS - END OF PERIOD	$171,372	$219,513

Schedule 4

OPTION CARE HEALTH, INC.
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS)(UNAUDITED)

	Three Months Ended March 31,
	2025	2024
Net income	$46,742	$44,791
Interest expense, net	13,231	13,202
Income tax expense	16,814	12,164
Depreciation and amortization expense	16,373	15,305
EBITDA	93,160	85,462

EBITDA adjustments
Stock-based incentive compensation expense	8,801	9,605
Restructuring, acquisition, integration and other	9,806	3,223
Adjusted EBITDA	$111,767	$98,290

Net income	$46,742	$44,791
Intangible asset amortization expense	9,097	8,609
Stock-based incentive compensation expense	8,801	9,605
Restructuring, acquisition, integration and other	9,806	3,223
Total pre-tax adjustments	27,704	21,437
Tax adjustments (1)	(7,342)	(4,588)
Adjusted net income	$67,104	$61,640

Earnings per share, diluted	$0.28	$0.26
Adjusted earnings per share, diluted	$0.40	$0.35
Weighted average common shares outstanding, diluted	166,804	175,624

(1) Tax adjustments for the three months ended March 31, 2025 and 2024 includes the estimated income tax effect on non-GAAP adjustments based on the effective tax rate